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                                                                       Exhibit 5

                               SMITH MACKINNON, PA
                            PROFESSIONAL ASSOCIATION
                                ATTORNEYS AT LAW
                                                        POST OFFICE BOX 2254
                                    SUITE 800       ORLANDO, FLORIDA  32802-2254
                                  CITRUS CENTER
                            255 SOUTH ORANGE AVENUE   TELEPHONE (407) 843-7300
                             ORLANDO, FLORIDA  32801  FACSIMILE (407) 843-2448
JOHN P. GREELEY                                        EMAIL: JPG7300@AOL.COM

                                October 18, 2004

First State Financial Corporation
22 South Links Avenue
Sarasota, FL 34246

      Re: Registration Statement on Form S-1 with respect to shares to be issued by First State Financial Corporation

Gentlemen:

      We refer to the Registration Statement (the "Registration Statement") on Form S-1 that is being filed on the date hereof by First State Financial Corporation (the "Company"), with the Securities and Exchange Commission, for the purposes of registering under the Securities Act of 1933, as amended, up to 1,725,000 shares (the "Shares") of the authorized common stock, par value $1.00 per share of the Company to be offered to the public by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by the Company and Advest, Inc.

      We have acted as counsel for the Company and examined such documents, proceedings and records of the Company, certificates of public officials and representatives of the Company as we deemed necessary as a basis for the opinion expressed below.

      Based upon the foregoing, it is our opinion that the Shares will be, when and if sold in accordance with the Underwriting Agreement, duly authorized, validly issued, fully paid and nonassessable.

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First State Financial Corporation
October 18, 2004
Page 19
______________________

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,

                                            SMITH MACKINNON, PA

                                            By:  /s/ John P. Greeley
                                                --------------------------------

                                                 John P. Greeley

JPG:erw

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